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MICROFILM NUMBER               FILED WITH THE DEPARTMENT OF STATE ON SEP 10 1992
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ENTITY NUMBER
             ------------                 -------------------------------------
                                               SECRETARY OF THE COMMONWEALTH


                 ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                                 DSCB:15-1915(REV 90)

    In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation  is: Professional Bancorp, Inc.
                                     ------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
    (a)
       ------------------------------------------------------------------------
        Number and Street             City       State     Zip       County

    (b) c/o:  CT Corporation System              Philadelphia
       ------------------------------------------------------------------------
        Name of Commercial Registered Office Provider                County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.



3. The statute by or under which it was incorporated is: SECTION 1309 PENNSYLVANIA BUSINESS CORPORATION LAW
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4.  The date of its incorporation is: May 23, 1989
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5.  (Check, and if appropriate complete, one of the following):

     X    The amendment shall be effective upon filing these Articles of
     Amendment in the Department of State.

          The amendment shall be effective on:               at
    ---                                       --------------    ---------------
                                                 Date                Hour

6.  (Check one of the following):

          The amendment was adopted by the shareholders (or members) pursuant
    ---   to 15 Pa.C.S. Section 1914(a) and (b).

     X    The amendment was adopted by the board of directors pursuant to 15
    ---   Pa.C.S. Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

     X    The amendment adopted by the corporation, set forth in full, is as
    ---   follows:

              040 Number and Class of Shares
              12,500,000 shares of Common Stock
              041 Stated Par Value Per Share If Any
              $.008

          The amendment adopted by the corporation as set forth in full in
    ---   Exhibit A attached hereto and made a part hereof.

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8.  (Check if the amendment restates the Articles):

          The restated Articles of Incorporation supersede the original
    ---   Articles and all amendments thereto.

          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of September, 1992.

                                       Professional Bancorp, Inc.
                                       ----------------------------------------
                                            (Name of Corporation)

                                       BY:  /s/ JOEL W. KOVNER
                                       ----------------------------------------
                                                 (Signature)

                                       TITLE:  Chairman and CEO
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